Exhibit 99.2
LETTER OF TRANSMITTAL
To Accompany Certificates Formerly Representing
Shares of the Common Stock of
FRANKLIN BANK
Please read and follow the accompanying instructions carefully and deliver to:
Continental Stock Transfer & Trust Company, the Exchange Agent
EXCHANGE AGENT ADDRESS
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
(212) 509-4000 ext. 536

DESCRIPTION OF FRANKLIN BANK SHARES ENCLOSED
(Attach additional sheets if necessary).

Name and Address of Registered Holder(s)		Number of Shares
(If Your Name Is Not Set Forth Below, Please Fill in, If	Certificate	Represented by Each
Blank, Exactly as Name(s) Appear(s) on Certificate(s))	Number(s)	Franklin Certificate

Total Number of Shares

☐ Check the box to the left to indicate that your Franklin certificate(s) have been lost, stolen or destroyed.

We recommend that all certificates be sent by overnight courier or by registered mail, appropriately insured, with return receipt requested.

Ladies & Gentlemen:
      On [       ●       ], 2005, Franklin Bank, Nutley, New Jersey (“Franklin”), merged with and into Interchange Bank, Saddle Brook, New Jersey (“Interchange Bank”), pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of June 23, 2005, and the related Agreement and Plan of Merger, dated as of July 21, 2005, contained therein (the “Reorganization Agreement”). As a result of the merger, each share of Franklin common stock, other than dissenting shares, was converted into [       ●       ] shares of the common stock of Interchange Financial Services Corporation (“Interchange”) and to the extent appropriate, cash.
      Please mail to the undersigned, as instructed below, a new certificate representing the number of whole shares of the common stock of Interchange to which the undersigned is entitled, along with a check, representing a payment for any cash merger consideration (if applicable) and the value of any fractional share of Interchange common stock.
      The undersigned hereby represents and warrants that (i) the undersigned is the registered owner of the certificate(s) formerly representing the shares of Franklin common stock listed on the first page of this Letter of Transmittal, (ii) the undersigned has full right, power, legal capacity and authority to sell, transfer and deliver such certificate(s), free and clear of all liens, charges and encumbrances and not subject to any adverse claims, and (iii) there is no limitation or restriction on the sale, transfer and delivery of such certificate(s). The undersigned will, upon request, execute any additional documents necessary to complete the sale, transfer and cancellation of shares listed on the first page of this Letter of Transmittal.
DELIVERY INSTRUCTIONS
      Please issue a certificate representing the undersigned’s shares of Interchange common stock and a check in payment of any per share cash consideration, as defined in the Reorganization Agreement, (if applicable) and/or cash for any fractional share in the name of the undersigned, and deliver them to the undersigned at the address on the label set forth in the box above, unless the undersigned specifies otherwise in the following box.
SPECIAL DELIVERY INSTRUCTIONS
(Complete this box only if your certificate and check (if applicable) are to be issued in a name or delivered to an address different from the name and address set forth above).
Please issue and mail certificate and check (if applicable) to:

(Name)	(Taxpayer Identification Number or “TIN”)
SIGNATURE

Signature of Shareholder	Signature of Shareholder (if held jointly)
Taxpayer Identification or Social Security Number:

Address:

Telephone Number:( )	Date:

This Letter of Transmittal must be signed by the registered holder or holders exactly as the name appears on the label in the first box on this Letter of Transmittal.
SIGNATURE GUARANTEE
(Required only in cases specified in Instruction 4)
The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal.
Dated:

(Name of Eligible Institution Issuing Guarantee)
(Please Print)

(Fix Medallion Stamp Above)
(Remainder of page intentionally left blank)

INSTRUCTIONS
      1. General. Please do not send your stock certificate(s) directly to Franklin, Interchange or Interchange Bank. Franklin common stock certificate(s), together with this Letter of Transmittal, properly signed and completed, or a facsimile hereof, and any supporting documents (see Instruction 2), should be mailed in the enclosed addressed envelope, or otherwise delivered, to Continental Stock Transfer & Trust Company, the Exchange Agent, at the address listed on the front of this Letter of Transmittal. The method of delivery of the Franklin certificate(s) and all other required documents is at the election and risk of the record holder of such shares of Franklin common stock; however, if such certificates are sent by mail, it is recommended that they be sent by overnight courier or by registered mail, appropriately insured, with return receipt requested.
      Until your certificate(s) of Franklin common stock are received by the Exchange Agent at the address set forth on the front of this Letter of Transmittal, together with any other documents the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent, you will not receive any merger consideration in exchange for your shares of Franklin common stock.
      2. Signatures. The signature (or signatures) on this Letter of Transmittal must correspond exactly with the name(s) written on the face of the Franklin certificate(s) without alteration, variation or any change whatsoever, unless the shares described in this Letter of Transmittal have been assigned by the registered holder of holders thereof, in which case this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the transfers attached to, or endorsed on, the certificate(s). If the “Special Delivery Instructions” section is completed, then the signature(s) on this Letter of Transmittal must be guaranteed as specified in Instruction 4, below.
      If this Letter of Transmittal, or any endorsement or stock power required by Instruction 4, is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, and such person is not the record holder of the accompanying Franklin certificates, he or she must indicate the capacity in which he or she is acting when signing and must submit proper evidence of his or her authority to act. If additional documents are required by the Exchange Agent, you will be so advised by letter.
      3. Lost, Stolen, or Destroyed Certificates. If your Franklin certificate(s) have been lost, stolen or destroyed, then you should check the box in the table captioned “DESCRIPTION OF FRANKLIN BANK SHARES ENCLOSED.” The Exchange Agent will contact you with instructions as to how to proceed. You may be required to post a bond as indemnity against any claim that may be made against the Exchange Agent or Interchange with respect to such certificate(s). This Letter of Transmittal cannot be processed until you have followed the procedures for replacing lost, stolen or destroyed Franklin certificates.
      4. Evidence of Authority; Endorsement of Certificate(s); Medallion Guarantee. If the Interchange common stock certificates and check for any per share cash consideration (if applicable) or fractional shares, are to be issued in the same name as the registered holder(s) of the surrendered Franklin certificate(s), then such certificate(s) need NOT be endorsed or accompanied by separate stock powers and the signature(s) need NOT be guaranteed. If, however, any Interchange common stock certificate or any check (if applicable) is to be issued to a name different from that of the registered holder(s) of the surrendered Franklin certificates, then:

(i) the submitted Franklin certificate(s) must be duly endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s);

(ii) the signature of the endorsement for transfer on such certificate or separate stock powers must be guaranteed, in the “Signature Guarantee” section of this Letter of Transmittal, by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP; and

(iii) the person surrendering such certificate(s) must remit to the Exchange Agent the amount of any transfer or other taxes payable by reason of the issuance to a person other than the registered holder(s) of the certificate(s) surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.
In such case, the “Special Delivery Instructions” section and the “Signature Guarantee” section of this Letter of Transmittal should be completed as specified herein and in Instruction 5, below.

      5. Special Delivery Instructions. Indicate in “Special Delivery Instructions” the name and address to which the new Interchange certificate and check, if applicable, are to be sent if they are to be sent (i) to someone other than the person(s) signing this Letter of Transmittal, or (ii) to the person(s) signing this Letter of Transmittal at an address other that that appearing on the label on the front of this Letter of Transmittal. Follow Instruction 4 above.
      6. Inquiries and Additional Information. The consideration you will receive in exchange for your shares of Franklin common stock is subject to the terms, conditions and limitations that have been set out in the Reorganization Agreement. The Reorganization Agreement is included as Appendix A to the proxy statement-prospectus. You may direct inquiries to, or request extra copies of this Letter of Transmittal or the proxy statement-prospectus from, Continental Stock & Transfer Company. The delivery of this Letter of Transmittal to the Exchange Agent is acknowledgment of the receipt of the proxy statement-prospectus.
      7. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the stock certificate numbers and the numbers of shares of Franklin common stock represented by those certificates should be listed on additional sheets and attached to this Letter of Transmittal.
      8. Fractional Shares. No certificates or scrip representing a fraction of a share of Interchange common stock will be issued as consideration in the merger. Each holder who would otherwise be entitled to receive a fractional share of Interchange common stock will be paid an amount in cash equal to the amount of the fraction multiplied by the average of the closing bid and asked price of a share of Interchange common stock as reported on the Nasdaq National Market on the business day immediately preceding the effective date of the merger. No shareholder will be entitled to interest, dividends, voting rights or any other rights with respect to any fractional share of Interchange common stock.
      9. Withholding. Each surrendering holder of shares of Franklin common stock is required to provide the Exchange Agent with such holder’s correct Taxpayer Identification Number, or TIN, on the Substitute Form W-9 which is provided below under “Important Tax Information,” and to certify whether such holder is subject to backup withholding. The TIN that must be provided is that of the holder of shares of Franklin common stock with respect to the Franklin certificate(s) surrendered with this Letter of Transmittal, or of the last transferee appearing on the transfers attached to or endorsed on such certificate(s), or, if a check is made payable to another person as provided in “Special Delivery Instructions,” then the TIN of that person. Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder of shares of Franklin common stock to 28% federal income tax withholding on payments made to such surrendering holder with respect to the shares of Franklin common stock and on future dividends paid by Interchange. Interchange reserves the right in its sole discretion to direct the Exchange Agent to take whatever steps are necessary to comply with Interchange’s obligations regarding backup withholding.
      A holder of shares of Franklin common stock must cross out item (2) in Part 2 of Substitute Form W-9 if such holder has been notified by the Internal Revenue Service that such holder is currently subject to backup withholding. The box in Part 3 of the Substitute Form W-9 should be checked if the surrendering holder of shares of Franklin common stock has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days thereafter, Interchange will withhold 28% of all such payments and dividends until a TIN is provided to the Exchange Agent. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.
      10. Termination of Exchange. You may exchange your Franklin certificates for Interchange common stock and, if applicable, any cash consideration in the merger, if applicable, through the Exchange Agent for up to six months following the effective time of the merger, after which time you should look to Interchange to claim your merger consideration. Neither Interchange nor Franklin shall be liable for delivering any unclaimed shares of Interchange common stock, cash payments, dividend payments or payments in lieu of fractional shares to a public official under any abandoned property, escheat or similar laws.
      11. Miscellaneous. Neither Interchange nor the Exchange Agent is under any duty to give notification of defects in any Letter of Transmittal. Interchange and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Interchange and the Exchange Agent has the absolute right to reject any and all letters of transmittal not in proper form or to waive any irregularities in any Letter of Transmittal.

IMPORTANT TAX INFORMATION
      Under the federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing any payments of cash being made to each holder of Franklin certificates pursuant to the Reorganization Agreement and to impose 28% backup withholding if required. If the correct certifications on Substitute Form W-9 are not provided, a penalty may be imposed by the IRS and payments made for shares of Franklin common stock may be subject to backup withholding of 28%. Withholding is also required if the IRS notifies the recipient that such recipient is subject to backup withholding as a result of a failure to report interest and dividends.
      In order to avoid backup withholding of federal income tax resulting from a failure to provide a correct certification, a United States (U.S.) citizen or resident or other U.S. entity must, unless an exemption applies, provide the Exchange Agent with his or her correct TIN on Substitute Form W-9 as set forth below on this Letter of Transmittal. Such person must certify under penalties of perjury that such number is correct and that such holder is not otherwise subject to backup withholding. The TIN that must be provided is that of the registered holder of the Franklin certificate(s) or of the last transferee appearing on the transfers attached to or endorsed on the Franklin certificate(s), or, if consideration is to be issued or paid to another person as provided in “Special Delivery Instructions,” then the TIN of such person. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.
      Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.
      Please read the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional important information on how to complete the Substitute Form W-9.

Name of Company: Franklin Bank

SUBSTITUTE W-9	As a registered owner of securities of the corporation listed above, you are requested to sign and return this certification.

Certification of Taxpayer Identification Number

Part I — Taxpayer Identification Number (TIN)

Please enter your tax identification number and sign and date. Failure to provide your correct taxpayer identification number will result in 28% withholding.

The Taxpayer Identification Number	Enter Taxpayer Identification Number
for an individual is his/her Social	or Employer Identification Number
Security number	below.

Note: In addition to providing your signature, please print or type your name and address on the bottom portion of this form.

☐ Part 2 — Certification

Under penalties of perjury, I certify (l)that the number shown in this form is my correct Taxpayer Identification Number, (2)that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (3) that I am a U.S. person.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature:	Date:

Note: If you have been notified that you are subject to backup withholding due to notified payee under reporting, and if you have not received a notice from the IRS advising you that back-up withholding has terminated, strike out the language in clause (2) of the paragraph above.

☐ Part 3 — Awaiting TIN

Check this box if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the future. Please see Instruction 9 for more information.

Name:

Address:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
      GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will determine the number to give the payer.

Give the NAME and
SOCIAL
SECURITY Number
For this type of account:		of —

1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift/Transfers to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship account	The owner(3)

For this type of account:		Give the NAME and EMPLOYER IDENTIFICATION Number of —

5.	Sole proprietorship account	The owner(3)
6.	A valid trust, estate, or pension trust	Legal entity(4)
7.	Corporate account	The corporation
8.	Association, club, religious, charitable, educational or other tax-exempt organization account	The organization
9.	Partnership account	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
2.	Circle the minor’s name and furnish the minor’s social security number.
3.	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your social security number or employee identification number (if you have one).
4.	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Obtaining a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:

• A corporation.
• A financial institution.
• An organization exempt from tax under section 501(a), or an individual retirement plan.
• The United States or any agency or instrumentality thereof.
• A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
• A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
• An international organization or any agency, or instrumentality thereof.
• A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
• A real estate investment trust.
• A common trust fund operated by a bank under section 584(a).
• An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
• An entity registered at all times under the Investment Company Act of 1940.
• A foreign central bank of issue.
   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

• Payments to nonresident aliens subject to withholding under Section 1441.
• Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
• Payments of patronage dividends where the amount received is not paid in money.
• Payments made by certain foreign organizations.
• Payments made to a nominee.
   Payments of interest not generally subject to backup withholding include the following:

• Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.
• Payments of tax-exempt interest (including exempt interest dividends under section 852).
• Payments described in section 6049(b)(5) to nonresident aliens.
• Payments on tax-free covenant bonds under section 1451.
• Payments made by certain foreign organizations.
• Payments made to a nominee.
EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
   Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A(a), 6045, and 6050A.
   Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payment to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments.    If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) Civil Penalty for False Information With Respect to Withholding.    If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information.    Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.